Exhibit 99.2

THOMAS PROPERTIES GROUP, INC. ANNOUNCES

FIRST QUARTER 2008 RESULTS

Thomas Properties Group, Inc. (Nasdaq: TPGI) reported today the results of operations for the quarter ended March 31, 2008.

The results of operations presented in this release include TPGI’s results of operations for the three months ended March 31, 2008 and 2007. The consolidated net income for the three months ended March 31, 2008 was $219,000 or $0.01 per share compared to consolidated net loss of $255,000 or $0.02 per share for the three months ended March 31, 2007.

TPGI’s share of after tax cash flow (a non-GAAP financial measure), for the three months ended March 31, 2008 was $6,386,000 or $0.27 per share compared to after tax cash flow of $3,373,000 or $0.23 per share for the three months ended March 31, 2007. We define after tax cash flow (ATCF) as net income (loss) excluding the following items: deferred income taxes, minority interest, non-cash charges for depreciation and amortization, amortization of loan costs, non-cash compensation expense, straight-line rent adjustments and fair market value rent adjustments. ATCF is further described in note (c) to the financial statements below.

“During the first quarter we made progress in all facets of our business,” said Jim Thomas, Chairman and CEO. “City National Plaza in downtown Los Angeles, one of the most significant value add assets owned by TPG/CalSTRS, was 81.5% leased at March 31, 2008, and we continue to make improvements to the retail and common areas. We began significant redevelopment work at the joint venture’s Brookhollow project in Houston to reposition the property and to outfit it for the pending occupancy of Sterling Bank, which executed a 20-year lease for 211,000 square feet with us in late 2007. Fund raising for the Thomas High Performance Green Fund continues; we have completed the first closing of the fund with commitments of $180 million. We look forward to making investments in high performance, sustainable commercial buildings through this vehicle.”

Financial schedules follow. Further information is available in the Supplemental Financial Information for the First Quarter 2008, which is available in the Investor Relations section (Financial Information) on TPGI’s website.

Teleconference and Webcast

TPGI will hold a quarterly earnings conference call on Friday, May 9, 2008 at 10:00 a.m. Pacific Time. To participate in the call, dial (866) 825-1692 and (617) 213-8059 internationally, and provide confirmation code 66486674.

A live webcast (listen only mode) of the conference call will also be available at this time. A hyperlink to the live webcast will be available from the Investor Relations section of our website at www.tpgre.com. A replay of the call will be available through May 30, 2008 by calling (888) 286-8010 and (617) 801-6888 internationally, and providing confirmation code 23101130. The replay will also be available on Thomas Properties Group, Inc.’s web site at www.tpgre.com.

The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).

About Thomas Properties Group, Inc.

Thomas Properties Group, Inc., with headquarters in Los Angeles, is a full-service real estate company that owns, acquires, develops and manages primarily office, as well as mixed-use and residential, properties on a nationwide basis. The company’s primary areas of focus are the acquisition and ownership of premier properties, property development and redevelopment, and property and investment management activities. The company seeks to capitalize on opportunities for above-average risk-adjusted investment returns from real estate, while managing the volatility associated with the real estate industry, through joint-venture ownership structures. For more information on Thomas Properties Group, Inc., visit www.tpgre.com.

Forward Looking Statements

Statements made in this press release or during the quarterly earnings conference call that are not historical may contain forward-looking statements. Although TPGI believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, these statements are subject to numerous risks and uncertainties. Factors that could cause actual results to differ materially from TPGI’s expectations include actual and perceived trends in various national and economic conditions that affect global and regional markets for commercial real estate services, including interest rates, the availability of credit and equity investors to finance commercial real estate transactions, and the impact of tax laws affecting real estate. For a discussion of some of the factors that may cause our results to differ from management’s expectations, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Factors That May Influence Future Results of Operations” in our 10-K for the year ended December 31, 2007, which has been filed with the SEC. TPGI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Three months ended March 31,
	2008	2007
	(unaudited)
Revenues:
Rental	$7,833	$8,162
Tenant reimbursements	6,855	6,585
Parking and other	960	993
Investment advisory, management, leasing, and development services	2,065	2,203
Investment advisory, management, leasing, and development services unconsolidated real estate entities	5,918	4,358

Total revenues	23,631	22,301

Expenses:
Rental property operating and maintenance	6,008	5,739
Real estate taxes	1,600	1,475
Investment advisory, management, leasing, and development services	5,183	3,474
Rent - unconsolidated real estate entities	65	60
Interest	4,077	4,261
Depreciation and amortization	2,771	3,059
General and administrative	4,097	3,976

Total expenses	23,801	22,044

Gain on sale of real estate	2,519	969
Interest income	1,063	839
Equity in net loss of unconsolidated real estate entities	(2,565)	(3,169)
Minority interests - unitholders in the Operating Partnership	(347)	593
Minority interests in consolidated real estate entities	41	25

Income (loss) before (provision) benefit for income taxes	541	(486)
(Provision) benefit for income taxes	(322)	231

Net income (loss)	$219	$(255)

Income (loss) per share-basic	$0.01	$(0.02)
Income (loss) per share-diluted	$0.01	$(0.02)
Weighted average common shares - basic	23,658,963	14,373,318
Weighted average common shares - diluted	23,658,963	14,373,318
Reconciliation of net income (loss) to EBDT (a):
Net income (loss)	$219	$(255)
Adjustments:
Deferred income tax expense (benefit)	322	(231)
Minority interests	306	(618)
Depreciation and amortization	2,771	3,059
Amortization of loan costs	81	81
Unconsolidated real estate entities:
Depreciation and amortization	5,118	3,854
Depreciation and amortization from discontinued operations	—	12
Amortization of loan costs	296	412

EBDT	$9,113	$6,314

TPGI share of EBDT (b)	$5,551	$2,846

EBDT per share – basic	$0.23	$0.20

EBDT per share – diluted	$0.23	$0.20

Reconciliation of net income (loss) to ATCF (c):
Net income (loss)	$219	$(255)
Adjustments:
Deferred income tax expense (benefit)	322	(231)
Minority interests	306	(618)
Depreciation and amortization	2,771	3,059
Amortization of loan costs	81	81
Non-cash compensation expense	747	709
Straight-line rent adjustments	1,765	1,481
Fair market value of rent adjustments	(10)	(2)
Unconsolidated real estate entities:
Depreciation and amortization	5,118	3,854
Depreciation and amortization from discontinued operations	—	12
Amortization of loan costs	296	412
Straight-line rent adjustments	(862)	(906)
Fair market value of rent adjustments	(269)	(114)

ATCF	$10,484	$7,482

TPGI share of ATCF (b)	$6,386	$3,373

ATCF per share – basic	$0.27	$0.23

ATCF per share – diluted	$0.27	$0.23

Weighted average common shares - basic	23,658,963	14,373,318
Weighted average common shares - diluted	23,658,963	14,428,607

(a)	EBDT is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define EBDT as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) minority interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes to occupancy rates, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs, and provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

(b)	Based on an interest in our operating partnership of 60.91% and 45.08% for the three months ended March 31, 2008 and 2007, respectively.

(c)	ATCF is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) minority interests; iii) non-cash charges for depreciation and amortization; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; and vii) the adjustment to rental revenue to reflect the fair market value of rents. Management utilizes ATCF data in assessing performance of our business operations in period-to-period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

THOMAS PROPERTIES GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2008	December 31, 2007
	(unaudited)	(audited)
ASSETS
Investments in real estate	$613,531	$574,983
Less accumulated depreciation	(110,983)	(111,619)

	502,548	463,364
Investments in unconsolidated real estate entities	45,409	49,199
Cash and cash equivalents	107,380	126,647
Restricted cash	23,226	26,251
Rents and other receivables, net	2,713	2,352
Receivables - unconsolidated real estate entities	6,440	6,640
Deferred rents	12,931	14,696
Deferred leasing and loan costs, net	15,479	13,051
Other assets	23,400	18,692

Total assets	$739,526	$720,892

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage, other secured, and unsecured loans	$419,930	$396,007
Accounts payable and other liabilities	72,298	74,733
Dividends and distributions payable	2,364	2,354
Due to affiliate	—	2,000
Prepaid rent	3,680	3,402

Total liabilities	498,272	478,496

Minority interests:
Unitholders in the Operating Partnership	93,852	95,245
Minority interests in consolidated real estate entities	4,540	4,581

Total minority interests	98,392	99,826

Common stock	238	237
Limited voting stock	145	145
Additional paid-in capital	159,371	157,799
Retained deficit and dividends including $232 and $201 of other comprehensive loss as of March 31, 2008 and December 31, 2007, respectively	(16,892)	(15,611)

Total stockholders’ equity	142,862	142,570

Total liabilities and stockholders’ equity	$739,526	$720,892

Contact:	Thomas Properties Group, Inc.
Website: www.tpgre.com
Diana Laing, Chief Financial Officer
213-613-1900

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